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                                                                    Exhibit 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Form S-4 Registration Statement and related prospectus of Bay View Capital Corporation for the registration of up to 4,600,000 shares of its common stock and to the reference therein of our report dated February 26, 2004, with respect to the consolidated financial statements of Great Lakes Bancorp, Inc. and its wholly owned subsidiary Greater Buffalo Savings Bank for the years ended December 31, 2003 and 2002.




/s/ Freed Maxick & Battaglia, CPAs, PC
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Buffalo, New York
February 10, 2006